                                                                    Exhibit 99.1

                              Exhibit 1. A. (12)

                       Sample Hypothetical Illustrations

                           HYPOTHETICAL ILLUSTRATIONS

         The following illustrations show how certain values under a sample Policy would change with different rates of fictional investment performance over an extended period of time. In particular, the illustrations show how the death benefit, cash value, and net surrender value under a Policy issued to an insured of a given age, would change over time if the premiums indicated were paid and the return on the assets in the subaccounts were a uniform gross annual rate (before any expenses) of 0%, 6% or 12%. The tables illustrate Policy values that would result based on assumptions that you pay the premiums indicated, you do not change your specified amount, and you do not take any cash withdrawals or Policy loans. Actual returns will fluctuate over time and likely will be both positive and negative. The actual values under the Policy could be significantly different from those shown even if actual returns averaged 0%, 6% and 12%, but fluctuated over and under those averages throughout the years shown. Depending on the timing and degree of fluctuation, the actual values could be substantially less than those shown, and may, under certain circumstances, result in the lapse of the Policy unless the owner pays more than the stated premium.

         We based the first illustration on a Policy for an insured who is a 35 year old male in the non-tobacco use, ultimate select rate class, annual premiums of $2,000, a $165,000 specified amount and death benefit Option A. This illustration also assumes cost of insurance charges based on our current cost of insurance rates. The second illustration is based on the same factors as the first illustration, except that cost of insurance rates are based on the guaranteed cost of insurance rates (based on the 1980 Commissioners Standard Ordinary Mortality Table).

         The amounts we show for the death benefits, cash values and net surrender values take into account (1) the daily charge for assuming mortality and expense risks assessed against each subaccount. This charge is equivalent to an annual charge of 0.90% of the average net assets of the subaccounts during the first 15 Policy years (we intend to reduce this charge to 0.75% after the first 15 Policy years. However, we do not guarantee that we will do
so). The following illustrations use 0.75% after the 15th Policy year; (2) estimated daily expenses equivalent to an effective average annual expense level of 0.94% of the portfolios' average daily net assets; and (3) all applicable premium expense charges and cash value charges. The 0.94% average portfolio expense level assumes an equal allocation of amounts among the 38 subaccounts (this percentage does not include Janus Global portfolio because this portfolio is no longer available to new investors). We used annualized actual audited expenses incurred during 2001 as shown in the Portfolio Annual Expense Table in the Policy prospectus for the portfolios to calculate the average annual expense level.

         Taking into account the assumed charges of 1.84%, the gross annual investment return rates of 0%, 6% and 12% are equivalent to net annual investment return rates of -1.84%, 4.16% and 10.16 during the first 15 Policy years and -1.69%, 4.31% and 10.31 thereafter.

         During 2001, AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") undertook to pay those normal operating expenses of certain AEGON/Transamerica Series Fund, Inc. ("Series Fund") portfolios that exceeded a certain stated percentage of those portfolios' average daily net assets. AEGON/Transamerica Advisers has undertaken until at least April 30, 2003 to pay expenses to the extent normal operating expenses of certain portfolios of the Series Fund exceed a stated percentage of the portfolio's average daily net assets. For details on these expense limits, the amounts reimbursed by AEGON/Transamerica Advisers during 2001, and the expense ratios without the reimbursements, see the Portfolio Annual Expense Table in the Policy prospectus.


        Without these waivers and reimbursements, total annual expenses for the portfolios would have been greater, and the illustrations would have assumed that the assets in the portfolios were subject to an average annual expense level of 1.02%.


         THE HYPOTHETICAL RETURNS SHOWN IN THE TABLES ARE PROVIDED ONLY TO ILLUSTRATE THE MECHANICS OF A HYPOTHETICAL POLICY AND DO NOT REPRESENT PAST OR FUTURE INVESTMENT RATES OF RETURN. Tax charges that may be attributable to the separate account are not reflected because we are not currently making such charges. In order to produce after tax returns of 0%, 6% or 12% if such charges are made in the future, the separate account would have to earn a sufficient amount in excess of 0%, 6% or 12% to cover any tax charges.

         The "Premium Accumulated at 5%" column of each table shows the amount which would accumulate if you invested an amount equal to the premium to earn interest at 5% per year, compounded annually.

         We will furnish, upon request, a comparable illustration reflecting the proposed insured's age, gender, risk classification and desired Policy features.

                           FINANCIAL FREEDOM BUILDER

                  WESTERN RESERVE LIFE ASSSUARANCE CO. OF OHIO
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                               MALE ISSUE AGE 35

Specified Amount                  $165,000                 Ultimate Select Class
Annual Premium                      $2,000                 Option Type A

                     Using Current Cost of Insurance Rates

                                                                                        DEATH BENEFIT
        END OF                           PREMIUMS                            ASSUMING HYPOTHETICAL GROSS AND NET
        POLICY                         ACCUMULATED                              ANNUAL INVESTMENT RETURN OF
        YEAR                               AT 5%                         0% (GROSS)      6% (GROSS)     12% (GROSS)
                                                                        -1.92% (NET)    4.08% (NET)     10.08%1(NET)
                                                                        YEARS 1-15      YEARS 1-15       YEARS 1-15
                                                                       -1.77% (NET)     4.23% (NET)     10.23% (NET)
                                                                         YEARS 16+       YEARS 16+       YEARS 16+
         1                                  2,100                         165,000         165,000         165,000
         2                                  4,305                         165,000         165,000         165,000
         3                                  6,620                         165,000         165,000         165,000
         4                                  9,051                         165,000         165,000         165,000
         5                                 11,604                         165,000         165,000         165,000
         6                                 14,284                         165,000         165,000         165,000
         7                                 17,098                         165,000         165,000         165,000
         8                                 20,053                         165,000         165,000         165,000
         9                                 23,156                         165,000         165,000         165,000
        10                                 26,414                         165,000         165,000         165,000
        15                                 45,315                         165,000         165,000         165,000
        20                                 69,439                         165,000         165,000         165,000
        30 (AGE 65)                       139,522                         165,000         165,000         333,774
        40 (AGE 75)                       253,680                            *            165,000         775,378
        50 (AGE 85)                       439,631                            *            165,000        1,958,675
        60 (AGE 95)                       742,526                            *            226,876        4,642,032

                                         CASH VALUE                                   NET SURRENDER VALUE
        END OF               ASSUMING HYPOTHETICAL GROSS AND NET              ASSUMING HYPOTHETICAL GROSS AND NET
        POLICY                   ANNUAL INVESTMENT RETURN OF                      ANNUAL INVESTMENT RETURN OF
        YEAR           0% (GROSS)       6% (GROSS)     12% (GROSS)     0% (GROSS)        6% (GROSS)     12% (GROSS)
                      -1.92% (NET)     4.08%1(NET)    10.08%5(NET)    -1.92%5(NET)      4.08% (NET)     10.08%1(NET)
                       YEARS 1-15      YEARS 1-15      YEARS 1-15      YEARS 1-15       YEARS 1-15       YEARS 1-15
                      -1.77% (NET)     4.23% (NET)    10.23% (NET)    -1.77% (NET)      4.23% (NET)     10.23% (NET)
                        YEARS 16+       YEARS 16+      YEARS 16+        YEARS 16+        YEARS 16+       YEARS 16+
         1                1,532            1,635           1,737               0                0                0
         2                3,002            3,302           3,615             441              741            1,055
         3                4,428            5,023           5,668           1,868            2,462            3,107
         4                5,811            6,798           7,912           3,251            4,237            5,351
         5                7,149            8,627          10,364           4,588            6,066            7,803
         6                8,440           10,511          13,045           6,136            8,206           10,741
         7                9,682           12,448          15,975           7,634           10,400           13,926
         8               10,876           14,442          19,181           9,084           12,649           17,388
         9               12,019           16,491          22,687          10,482           14,954           21,150
        10               13,111           18,598          26,527          11,831           17,317           25,247
        15               18,051           30,386          52,491          18,051           30,386           52,491
        20               21,376           43,956          94,735          21,376           43,956           94,735
        30 (AGE 65)      18,354           74,818         273,586          18,354           74,818          273,586
        40 (AGE 75)         *            107,708         724,652            *             107,708          724,652
        50 (AGE 85)         *            145,674       1,865,405            *             145,674        1,865,405
        60 (AGE 95)         *            224,629       4,596,071            *             224,629        4,596,071

                           FINANCIAL FREEDOM BUILDER

                  WESTERN RESERVE LIFE ASSSUARANCE CO. OF OHIO
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                           HYPOTHETICAL ILLUSTRATIONS
                               MALE ISSUE AGE 35

Specified Amount                  $165,000                 Ultimate Select Class
Annual Premium                      $2,000                 Option Type A

                    Using Guaranteed Cost of Insurance Rates

                                                                                        DEATH BENEFIT
       END OF                           PREMIUMS                            ASSUMING HYPOTHETICAL GROSS AND NET
       POLICY                         ACCUMULATED                              ANNUAL INVESTMENT RETURN OF
       YEAR                               AT 5%                         0% (GROSS)      6% (GROSS)     12% (GROSS)
                                                                       -1.92% (NET)    4.08% (NET)     10.08%1(NET)
                                                                        YEARS 1-15      YEARS 1-15      YEARS 1-15
                                                                       -1.77% (NET)    4.23% (NET)     10.23% (NET)
                                                                        YEARS 16+       YEARS 16+       YEARS 16+
        1                                 2,100                          165,000        165,000          165,000
        2                                 4,305                          165,000        165,000          165,000
        3                                 6,620                          165,000        165,000          165,000
        4                                 9,051                          165,000        165,000          165,000
        5                                11,604                          165,000        165,000          165,000
        6                                14,284                          165,000        165,000          165,000
        7                                17,098                          165,000        165,000          165,000
        8                                20,053                          165,000        165,000          165,000
        9                                23,156                          165,000        165,000          165,000
       10                                26,414                          165,000        165,000          165,000
       15                                45,315                          165,000        165,000          165,000
       20                                69,439                          165,000        165,000          165,000
       30 (AGE 65)                      139,522                          165,000        165,000          333,774
       40 (AGE 75)                      253,680                             *           165,000          775,378
       50 (AGE 85)                      439,631                             *           165,000        1,958,675
       60 (AGE 95)                      742,526                             *           226,876        4,642,032

                                         CASH VALUE                                   NET SURRENDER VALUE
       END OF               ASSUMING HYPOTHETICAL GROSS AND NET              ASSUMING HYPOTHETICAL GROSS AND NET
       POLICY                   ANNUAL INVESTMENT RETURN OF                      ANNUAL INVESTMENT RETURN OF
       YEAR           0% (GROSS)       6% (GROSS)     12% (GROSS)     0% (GROSS)        6% (GROSS)    12% (GROSS)
                     -1.92% (NET)     4.08%1(NET)    10.08%5(NET)    -1.92%5(NET)      4.08% (NET)    10.08%1(NET)
                      YEARS 1-15      YEARS 1-15      YEARS 1-15      YEARS 1-15       YEARS 1-15      YEARS 1-15
                     -1.77% (NET)     4.23% (NET)    10.23% (NET)    -1.77% (NET)      4.23% (NET)    10.23% (NET)
                       YEARS 16+       YEARS 16+      YEARS 16+        YEARS 16+        YEARS 16+      YEARS 16+
        1               1,532            1,635            1,737               0               0               0
        2               3,002            3,302            3,615             441             741           1,055
        3               4,428            5,023            5,668           1,868           2,462           3,107
        4               5,811            6,798            7,912           3,251           4,237           5,351
        5               7,149            8,627           10,364           4,588           6,066           7,803
        6               8,440           10,511           13,045           6,136           8,206          10,741
        7               9,682           12,448           15,975           7,634          10,400          13,926
        8               10,876          14,442           19,181           9,084          12,649          17,388
        9               12,019          16,491           22,687          10,482          14,954          21,150
       10               13,111          18,598           26,527          11,831          17,317          25,247
       15               18,051          30,386           52,491          18,051          30,386          52,491
       20               21,376          43,956           94,735          21,376          43,956          94,735
       30 (AGE 65)      18,354          74,818          273,586          18,354          74,818         273,586
       40 (AGE 75)         *           107,708          724,652            *            107,708         724,652
       50 (AGE 85)         *           145,674        1,865,405            *            145,674       1,865,405
       60 (AGE 95)         *           224,629        4,596,071            *            224,629       4,596,071